Exhibit 1.1

1,700,000 Shares
(plus 255,000 Shares to cover over-allotments, if any)

COMMUNITY BANK SYSTEM, INC.
Common Stock, $1.00 Par Value

PROPOSED FORM OF UNDERWRITING AGREEMENT

__________, 2008

JANNEY MONTGOMERY SCOTT LLC
RAYMOND JAMES & ASSOCIATES, INC.
FTN MIDWEST SECURITIES CORP.
as Representatives (the “Representatives”)
   of the Several Underwriters
Named in Schedule I hereto
c/o Janney Montgomery Scott LLC
1801 Market Street
Philadelphia, Pennsylvania 19103

Ladies and Gentlemen:

Community Bank System, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Janney Montgomery Scott LLC, Raymond James & Associates, Inc., and FTN Midwest Securities Corp. are serving as Representatives (the "Representatives"), an aggregate of _________ shares (the “Firm Shares”) of the Company’s common stock, $1.00 par value (the “Common Stock”).  If the Representatives are the only firms named in Schedule I hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firms.

In addition, in order to cover over-allotments in the sale of the Firm Shares, the Underwriters may, at the Underwriters’ election and subject to the terms and conditions stated herein, purchase ratably in proportion to the amounts set forth opposite their respective names in Schedule I hereto, up to _______ additional shares of Common Stock from the Company (such additional shares of Common Stock, the “Optional Shares”).  The Firm Shares and the Optional Shares are referred to collectively as the “Shares.”

The Company and the Underwriters, intending to be legally bound, hereby confirm their agreement as follows:

1. Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)           The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the “Act”) in connection with the offering contemplated by this Agreement.  A registration statement on Form S-3 (File No. 333-_____) with respect to the Shares, including a prospectus subject to completion, has been prepared and filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Act, and one or more amendments to such registration statement may have been so filed.  After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has become effective under the Act and information has been omitted therefrom in accordance with Rule 430A under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement) with such changes or insertions as are required by Rule 430A or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Representatives, or (ii) if such registration statement, as it may have been amended, has not become effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been provided to and approved by the Representatives prior to the execution of this Agreement.  As used in this Agreement, the term “Registration Statement” means (i) such registration statement, as amended at the time when it was or is declared effective, including (A) all financial statements, schedules and exhibits thereto, (B) all documents (or portions thereof) incorporated by reference therein, and (C) any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined) and (ii) any registration statement, if any, filed pursuant to Rule 462(b) of the Act and any documents incorporated therein by reference; the term “Preliminary Prospectus” means each prospectus subject to completion included in such registration statement or any amendment or post-effective amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement at the time it was or is declared effective), including all documents (or portions thereof) incorporated by reference therein; and the term “Prospectus” means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be so filed, such term means the prospectus included in the Registration Statement, in either case, including all documents (or portions thereof) incorporated by reference therein.  As used herein, any reference to any statement or information as being “made,” “included,” “contained,” “disclosed” or “set forth” in any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or the Registration Statement or any amendment thereto (or other similar references) shall refer both to information and statements actually appearing in such document as well as information and statements incorporated by reference therein.

(b) No order preventing or suspending the use of any Preliminary Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened, by the Commission or the securities authority of any state or other jurisdiction.  If the Registration Statement has become effective under the Act, no stop order suspending the effectiveness of the Registration Statement or any part thereof including any registration statement, if any, filed pursuant to Rule 462(b) of the Act, whether effective or to hereafter become effective, has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or the securities authority of any state or other jurisdiction.

(c) When any Preliminary Prospectus was filed with the Commission it contained all material statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder.  When the Registration Statement or any amendment thereto was or is declared effective, and at each Time of Delivery (as hereinafter defined), it (i) contained and will contain all material statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.  When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at each Time of Delivery, the Prospectus, as amended or supplemented at any such time, (i) contained and will contain all material statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing provisions of this paragraph (c) do not apply to statements or omissions made in the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein.  It is understood that the statements set forth in the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in the third, fifth, sixth, seventh, eighth and ninth paragraphs and the list of Underwriters under the section entitled “Underwriting,” constitute the only written information furnished to the Company by or on behalf of any Underwriter through you specifically for use in the Registration Statement or any amendment thereto or the Prospectus and any amendment or supplement thereto, as the case may be.  Each Preliminary Prospectus and Prospectus delivered to the Underwriters for use in connection with the offering of the Shares was identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)            As of the Applicable Time, neither (i) any Issuer Represented General Use Free Writing Prospectuses issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Represented Limited Use Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein. As used in this paragraph and elsewhere in this Agreement:

“Applicable Time” means ___:00 [a/p]m (Eastern time) on the date of this Agreement.

“Statutory Prospectus” as of any time means the most recent Preliminary Prospectus that is included in the Registration Statement immediately prior to the Applicable Time.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer Represented Free Writing Prospectus, if any, that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to this Agreement.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer Represented General Use Free Writing Prospectus.

(e) The Company (including its agents and representatives other than the Underwriters in their capacity as such) has not used, authorized, approved or referred to and will not use, authorize, approve or refer to any Issuer-Represented Free Writing Prospectus, other than the documents listed on Schedule II hereto.  Each such Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in Section 5(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein. At the time of filing of the registration statement, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Act.

(f) The documents which are incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be (or, if any amendment with respect to any such documents was filed or became effective, when such amendment was filed or became effective), complied in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the AExchange Act@) and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make to the statements therein not misleading.

(g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its direct or indirect subsidiaries is a party or to which any of the properties of the Company or any direct or indirect subsidiary are subject that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(h) Each of the Company and its direct or indirect subsidiaries has been duly incorporated or organized, is validly existing as a corporation, business or statutory trust, limited liability company or banking association, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization and has full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the General Disclosure Package and the Prospectus.  The Company is duly registered under the Bank Holding Company Act of 1956, as amended.  The Company has full power and authority (corporate and other) to enter into this Agreement and to perform its obligations hereunder.  Each of the Company and its direct or indirect subsidiaries is duly qualified to transact business as a foreign corporation under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the financial position, results of operations or business of the Company and its direct or indirect subsidiaries taken as a whole.

(i) The Company’s authorized, issued and outstanding capital stock is as disclosed in the Prospectus.  All of the issued shares of capital stock of the Company, have been duly authorized and validly issued, are fully paid and nonassessable and conform to the descriptions of the Common Stock contained in the Prospectus.  None of the issued shares of capital stock of the Company or any of its direct or indirect subsidiaries has been issued or is owned or held in violation of any statutory (or to the knowledge of the Company, any other) preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of capital stock of the Company or its direct or indirect subsidiaries) has any statutory (or to the knowledge of the Company, any other) preemptive or other rights to subscribe for any of the Shares.  None of the capital stock of the Company or its direct or indirect subsidiaries has been issued in violation of applicable federal or state securities laws.

(j) All of the issued shares of capital stock of each of the Company's direct or indirect subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, except to the extent that shares of Community Bank, N.A. (the “Bank”) may be deemed assessable under 12 U.S.C. Section 55, and, except for the preferred securities of Community Capital Trust II, Community Statutory Trust III and Community Capital Trust IV and the preferred stock of CBNA Preferred Funding Corp., are owned beneficially by the Company or one of its subsidiaries, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders’ agreements, voting agreements, proxies, voting trusts, equities or claims of any nature whatsoever.  Other than the outstanding capital stock of the Bank, the outstanding common securities of Community Capital Trust II, Community Statutory Trust III and Community Capital Trust IV, the outstanding common stock of Community Financial Services, Inc., the outstanding common stock of Benefit Plan Administrative Services, Inc., the outstanding common stock of CBNA Treasury Management Corporation, the outstanding common stock of Community Investment Services, Inc., the outstanding common stock of CBNA Preferred Funding Corp., the outstanding common stock of CFSI Close-Out Corp., the outstanding common stock of Nottingham Advisors, Inc., the outstanding common stock of First Liberty Service Corporation, the outstanding common stock of First of Jermyn Realty and the outstanding common stock of Brilie Corporation, the equity securities held in the investment portfolios of the Company and its direct or indirect subsidiaries (the composition of which is not materially different from the disclosures in the Prospectus as of specific dates) and stock of the Federal Reserve Bank of New York and Federal Home Loan Bank of New York, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

(k) Except as disclosed in the General Disclosure Package, the Prospectus, the Registration Statement or the documents incorporated therein by reference, there are no outstanding (i) securities or obligations of the Company or any of its direct or indirect subsidiaries convertible into or exchangeable for any capital stock of the Company or any of its direct or indirect subsidiaries, (ii) warrants, rights or options to subscribe for or purchase from the Company or any of its direct or indirect subsidiaries any such capital stock or any such convertible or exchangeable securities or obligations (other than pursuant to the Company's stock benefit plans) or (iii) obligations of the Company or any of its direct or indirect subsidiaries to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(l) Since the respective dates as of which information is given in the General Disclosure Package, the Registration Statement and the Prospectus or otherwise disclosed therein, and prior to the Closing Date and Option Closing Date (as such terms are hereinafter defined), (i) neither the Company nor any of its direct or indirect subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company or its direct or indirect subsidiaries, (ii) neither the Company nor its direct or indirect subsidiaries has purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or has been delinquent in the payment of principal or interest on its outstanding debt obligations, (iii) there has not been any material change in the capital stock, long-term debt or short-term debt of the Company or any of its direct or indirect subsidiaries, and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, results of operations or business of the Company and its direct or indirect subsidiaries, in each case other than as disclosed in or contemplated by the Prospectus.

(m) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or, requiring the Company to include such securities in the securities registered pursuant to the Registration Statement (or any such right has been effectively waived) or requiring the registration of any securities pursuant to any other registration statement filed by the Company under the Act.  Neither the filing of the Registration Statement nor the offering or sale of Shares as contemplated by this Agreement gives any security holder of the Company any rights for or relating to the registration of any shares of Common Stock or any other capital stock of the Company, except such that have been satisfied or waived.

(n) Neither the Company nor any of its direct or indirect subsidiaries is, or with the giving of notice or passage of time or both would be, in violation of its Certificate of Incorporation or Bylaws (or comparable charter documents) or in default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its direct or indirect subsidiaries is a party or to which any of their respective properties or assets are subject.

(o) The Company and its direct or indirect subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as would not have a material adverse effect on the financial position, results of operations or business of the Company and its direct or indirect subsidiaries taken as a whole and do not interfere with the use made or proposed to be made of such property by the Company and its direct or indirect subsidiaries; and any real property and buildings held under lease by the Company or any of its direct or indirect subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or any direct or indirect subsidiary.

(p) The Company does not require any consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body in connection with the sale of the Shares or the consummation of the transactions contemplated by this Agreement, except the registration of the Shares under the Act (which, if the Registration Statement is not effective as of the time of execution hereof, shall be obtained as provided in this Agreement) and such as may be required by the New York Stock Exchange or under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters.

(q) Other than as disclosed in the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation (including without limitation, any bank regulatory proceeding) pending or, to the Company’s knowledge, threatened in which the Company or any of its direct or indirect subsidiaries is a party or of which any of their respective properties or assets are the subject which, if determined adversely to the Company or any direct or indirect subsidiary, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its direct or indirect subsidiaries taken as a whole.  Neither the Company nor any direct or indirect subsidiary is in violation of, or in default with respect to, any law, statute, rule, regulation, order, judgment or decree, except as described in the Prospectus or such as do not and will not individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its direct or indirect subsidiaries taken as a whole, and neither the Company nor any direct or indirect subsidiary is required to take any action in order to avoid any such violation or default.

(r) PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the General Disclosure Package, the Registration Statement and the Prospectus, and which has audited the Company’s internal control over financial reporting, are an independent registered public accounting firm as required by the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder.

(s) The consolidated financial statements and schedules (including the related notes) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and/or the General Disclosure Package were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and fairly present the financial position and results of operations of the Company and its subsidiaries, on a consolidated basis, at the dates and for the periods presented.  The selected consolidated financial data and operating and statistical information set forth under the captions “Summary,” “Selected Consolidated Financial Data,” “Recent Operating Results,” “Use of Proceeds,” “Pro Forma Consolidated Statement of Financial Condition” and “Capitalization,” in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein, and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  The supporting notes and schedules included in the Registration Statement, the Prospectus and/or the General Disclosure Package fairly state in all material respects the information required to be stated therein in relation to the financial statements taken as a whole.  The unaudited interim consolidated financial statements included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Rule 10-01 of the Regulation S-X under the Act.

(t) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution by the Representatives, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors’ rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

(u) The sale of the Shares and the performance of this Agreement and the consummation of the transactions herein contemplated will not (with or without the giving of notice or the passage of time or both) (i) conflict with or violate any term or provision of the Certificate of Incorporation or Bylaws or comparable charter documents of the Company or any direct or indirect subsidiary, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any direct or indirect subsidiary is a party or to which any of their respective properties or assets is subject, (iii) conflict with or violate any law, statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any direct or indirect subsidiary or any of their respective properties or assets or (iv) result in a breach, termination or lapse of the corporate power and authority of the Company or any direct or indirect subsidiary to own or lease and operate their respective assets and properties and conduct their respective business as described in the Prospectus.

(v) When the Shares to be sold by the Company hereunder have been duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders.  The Global Securities representing the Shares are in proper legal form under, and conform in all respects to the requirements of, the Delaware General Corporation Law, the National Association of Securities Dealers, Financial Industry Regulatory Authority and the New York Stock Exchange.

(w) The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the General Disclosure Package, the Prospectus and other material, if any, permitted by the Act.

(x) The Company and the Bank had full corporate power and authority to execute and deliver the Purchase and Assumption Agreement, dated June 24, 2008, by and among the Company, the Bank and RBS Citizens, National Association (the “Branch Purchase Agreement”), and each of the Company and the Bank has full corporate power and authority to consummate the transactions contemplated thereby (including, without limitation, in the schedules thereto). The execution and delivery of the Branch Purchase Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Boards of Directors of the Company and the Bank and no other corporate proceedings on the part of the Company or the Bank are necessary to approve the Branch Purchase Agreement and to consummate the transactions contemplated thereby. The Branch Purchase Agreement has been duly and validly executed and delivered by the parties thereto and constitutes a valid and binding obligation of the parties thereto, enforceable against each of them in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.  Neither the execution and delivery of the Branch Purchase Agreement by the Company or the Bank, nor the consummation by the Company or the Bank of the transactions contemplated thereby, nor compliance by the Company or the Bank with any of the terms or provisions thereof, will (i) violate any provision of the certificate of incorporation or bylaws of the Company, or the articles or bylaws of the Bank, (ii) violate any law or judgment applicable to the Company or the Bank or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any encumbrance upon any of the respective properties or assets of the Company or the Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or the Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) or (iii), for such violations, conflicts, defaults, terminations, accelerations and encumbrances which could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its direct and indirect subsidiaries, taken as a whole.

(y) Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has (i) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(z) The operations of the Company and its direct or indirect subsidiaries with respect to any real property currently leased or owned or by any means controlled by the Company or any direct or indirect subsidiary (the “Real Property”) are in compliance in all material respects with all federal, state, and local laws, ordinances, rules, and regulations relating to occupational health and safety and the environment (collectively, “Laws”), and the Company and its subsidiaries have not violated any Laws in a way which would have a material adverse effect on the financial position, results of operations or business of the Company and its direct or indirect subsidiaries taken as a whole.  Except as disclosed in the Prospectus, there is no pending or, to the Company’s knowledge, threatened material claim, litigation or administrative agency proceeding, nor has the Company or any direct or indirect subsidiary received any written or oral notice from any governmental entity or third party, that:  (i) alleges a violation of any Laws by the Company or any direct or indirect subsidiary or (ii) alleges the Company or any direct or indirect subsidiary is a liable party under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq. or any state superfund law.

(aa) Neither the Company nor any direct or indirect subsidiary owns or has the right to use patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, trade secrets, proprietary or other confidential information and intangible properties and assets (collectively, “Intangibles”), the loss of any of which would have a material adverse effect on the financial position, results of operations or business of the Company and its direct or indirect subsidiaries taken as a whole; and, to the knowledge of the Company, neither the Company nor any direct or indirect subsidiary has infringed or is infringing, and neither the Company nor any direct or indirect subsidiary has received notice of infringement with respect to, asserted Intangibles of others.

(bb) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002.  The Company has established and maintains disclosure controls and procedures as required by Rule 13a-15(e) under the Exchange Act.  As of the end of each period covered by an annual or quarterly report filed with the Commission since the effective date of the Sarbanes-Oxley Act of 2002, the Company has conducted an evaluation under the supervision and with the participation of its management, including the Company’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of its disclosure controls and procedures, and the Company’s Chief Executive Officer and Chief Financial Officer have concluded that its disclosure controls and procedures are effective to ensure that information required to be disclosed in such reports is recorded, processed, summarized and reported, within the periods specified in, and in accordance with the requirements of, the SEC’s rules, regulations and forms.  Based on such evaluations, (i) there were no significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) there was no fraud, whether or not material, that involved management or other employees of the Company or any of its direct or indirect subsidiaries who have a significant role in the Company’s internal control over financial reporting.

(cc) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and the Company’s internal control over financial reporting is effective in all material respects to perform the functions for which it was established and the Company is not aware of any material weaknesses in its internal control over financial reporting.  Since the end of the last fiscal year, there has been no change in internal control over financial reporting that has materially affected or is reasonably likely to materially affect internal control over financial reporting.

(dd) Each of the Company and its direct or indirect subsidiaries makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company and each of its direct or indirect subsidiaries is permitted only in accordance with management’s authorization, and (iv) the recorded accountability for assets of the Company and each of its direct or indirect subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) The Company and its direct or indirect subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed by them and have paid all taxes shown as due on such returns as well as all other taxes, assessments and governmental charges that are due and payable; and no material deficiency with respect to any such return has been assessed or proposed.

(ff) Except for such plans that are expressly disclosed in the Prospectus, the Registration Statement and the documents incorporated by reference therein, the Company and its direct or indirect subsidiaries do not maintain, contribute to or have any material liability with respect to any employee benefit plan, profit sharing plan, employee pension benefit plan, employee welfare benefit plan, equity-based plan or deferred compensation plan or arrangement (“Plans”) that are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder (“ERISA”).  All Plans are in compliance in all material respects with all applicable laws, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), and have been operated and administered in all material respects in accordance with their terms.  No Plan is a multi-employer plan.  The Company does not provide retiree life and/or retiree health benefits or coverage for any employee or any beneficiary of any employee after such employee’s termination of employment, except as required by Section 4980B of the Code or under a Plan which is intended to be “qualified” under Section 401(a) of the Code.  No material liability has been, or could reasonably be expected to be, incurred under Title IV of ERISA or Section 412 of the Code by any entity required to be aggregated with the Company or any of the subsidiaries pursuant to Section 4001(b) of ERISA and/or Section 414(b) or (c) of the Code (and the regulations promulgated thereunder) with respect to any “employee pension benefit plan” which is not a Plan.  As used in this subsection, the terms “defined benefit plan,” “employee benefit plan,” “employee pension benefit plan,” “employee welfare benefit plan” and “multi-employer plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

(gg) No material labor dispute exists with the Company’s or any direct or indirect subsidiary’s employees, and no such labor dispute is threatened.  The Company has no knowledge of any existing or threatened labor disturbance by the employees of any of its principal agents, suppliers, contractors or customers that would have a material adverse effect on the financial position, results of operations or business of the Company and its direct or indirect subsidiaries taken as a whole.

(hh) The Company and its direct or indirect subsidiaries have received all permits, licenses, franchises, authorizations, registrations, qualifications and approvals (collectively, “Permits”) of governmental or regulatory authorities (including, without limitation, state or federal bank regulatory authorities) as may be required of them to own their respective properties and conduct their businesses in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; and the Company and its direct or indirect subsidiaries have fulfilled and performed all of their respective material obligations with respect to such Permits, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Prospectus; and, except as described in the Prospectus, such Permits contain no restrictions that materially affect the ability of the Company and its direct or indirect subsidiaries to conduct their businesses and no state or federal bank regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any of its direct or indirect subsidiaries to the Company.

(ii) The Company and each of its direct or indirect subsidiaries has filed, or has had filed on its behalf, on a timely basis, all materials, reports, documents and information, including but not limited to annual reports, call reports and reports of examination with each applicable bank regulatory authority, board or agency, which are required to be filed by it, except where the failure to have timely filed such materials, reports, documents and information would not have a material adverse effect on the financial position, results of operations or business of the Company and its direct or indirect subsidiaries taken as a whole.

(jj) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, including Section 352(a) of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority  or body or any arbitrator involving the Company, or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened or contemplated.

(kk) Neither the Company nor any direct or indirect subsidiary is an “investment company” or a company “controlled” by an investment company as such terms are defined in Sections 3(a) and 2(a)(9), respectively, of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and, if the Company or any direct or indirect subsidiary conducts its business as set forth in the Registration Statement and the Prospectus, will not become an “investment company” and will not be required to register under the Investment Company Act.

(ll) The Bank. is a member in good standing of the Federal Reserve and Federal Home Loan Bank Systems and its deposits are insured by the Federal Deposit Insurance Corporation up to the legal limits.

(mm) The Company and each direct or indirect subsidiary have in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary scope of business similar to that of the Company and direct or indirect subsidiary in the respective jurisdiction in which they conduct business.

(nn) The Company and each direct and indirect subsidiary have in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary scope of business similar to that of the Company and direct or indirect subsidiary in the respective jurisdiction in which they conduct business.

(oo) All documents delivered or to be delivered by the Company or any of its representatives in connection with the issuance and sale of the Shares were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects; further, neither this Agreement nor any certificate, statement or other document delivered or to be delivered by the Company or any of its direct or indirect subsidiaries contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Any certificate signed by any director or officer of the Company or any of its direct or indirect subsidiaries, as the case may be, and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty of the Company to the Underwriters as to the matters covered thereby.

Any certificate delivered by the Company or any of its subsidiaries, as the case may be, to counsel for the Company for purposes of enabling such counsel to render an opinion pursuant to Section 7 will also be furnished to the Underwriters and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by the Company as to the matters covered thereby.

2.           Purchase and Sale of Shares.

(a)           Subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of ______________ Dollars and ______________  Cents ($_____) per share (the “Per Share Price”), the number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto.

(b)           The Company hereby grants to the Underwriters the right to purchase at their election in whole or in part from time to time up to _______ Optional Shares, at the Per Share Price, for the sole purpose of covering over-allotments in the sale of the Firm Shares.  The option granted hereunder may be exercised by written notice from the Representatives to the Company, given at any time (but not more than once) within a period of thirty (30) calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as hereinafter defined) or, unless the Representatives otherwise agree in writing, earlier than two (2) or later than ten (10) business days after the date of such notice.  In the event the Underwriters elect to purchase all or a portion of the Optional Shares, the Company agrees to furnish or cause to be furnished to the Representatives the certificates, letters and opinions, and to satisfy all conditions, set forth in Section 7 hereof at the Subsequent Time of Delivery (as hereinafter defined).

(c)           In making this Agreement, each Underwriter is contracting severally, and not jointly, and except as provided in Sections 2(b) and 9 hereof, the agreement of each Underwriter is to purchase only that number of shares specified with respect to that Underwriter in Schedule I hereto.  No Underwriter shall be under any obligation to purchase any Optional Shares prior to an exercise of the option with respect to such Shares granted pursuant to Section 2(b) hereof.

3.           Offering by the Underwriters.  Upon the authorization by the Representatives of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions disclosed in the Prospectus.

4.           Delivery of Shares; Closing.  The Firm Shares shall be issued in the form of one or more fully registered global securities (the “Global Securities”) in book-entry form in such denomination and registered in the name of the nominee of The Depository Trust Company (“DTC”) or in such names as the Representatives may request upon at least 48 hours’ prior notice to the Company, and shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter on its behalf of the purchase price therefor by wire transfer of immediately available funds to such accounts as the Company shall designate in writing.  The closing of the sale and purchase of the Firm Shares shall be held at the offices of Malizia Spidi & Fisch, PC, 901 New York Avenue, N.W., Suite 210 East, Washington, D.C. 20001.  The time and date of such delivery and payment shall be, with respect to the Firm Shares, at 9:00 a.m., Washington, D.C. time, on the third (3rd) full business day after this Agreement is executed or at such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, at 9:00 a.m., Eastern time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase all or part of such Optional Shares, or at such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of any Optional Shares, if not the First Time of Delivery, is herein called a “Subsequent Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”  The Company shall make the Global Securities representing the Firm Shares available for examination by the Representatives and counsel for the Underwriters not later than 9:30 a.m. Eastern time on the business day prior to each Time of Delivery at the office of Malizia Spidi & Fisch, PC, 901 New York Avenue, N.W., Suite 210 East, Washington, D.C. 20001 or at such other location specified by the Representatives or counsel for the Underwriters in writing at least 48 hours prior to such Time of Delivery.

5.           Covenants of the Company.  The Company covenants and agrees with each of the Underwriters that:

(a)           The Company will use its best efforts to cause the Registration Statement, if not effective prior to the execution and delivery of this Agreement, to become effective.  If the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) within the time period required under Rule 424(b) under the Act.  The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b).

(b)           The Company will not file with the Commission the Prospectus or the amendment referred to in Section 1(a) hereof, any amendment or supplement to the Prospectus or any amendment to the Registration Statement unless the Representatives have received a reasonable period of time to review any such proposed amendment or supplement and consented to the filing thereof and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible.  Upon the reasonable request of the Representatives or counsel for the Underwriters, the Company will promptly prepare and file with the Commission, in accordance with the rules and regulations of the Commission, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the several Underwriters and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible.  If required, the Company will file any amendment or supplement to the Prospectus, with the Commission in the manner and within the time period required by Rule 424(b) under the Act.  The Company will advise the Representatives, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence to the Representatives of each such filing or effectiveness.

(c)           The Company will advise the Representatives promptly after receiving notice or obtaining knowledge of (i) when any post-effective amendment to the Registration Statement is filed with the Commission, (ii) the receipt of any comments from the Commission concerning the Registration Statement, (iii) when any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus or any amended Prospectus has been filed, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or the Prospectus or any amendment or supplement thereto, (v) the suspension of the qualification of the Shares for offer or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (vi) any request made by the Commission or any securities authority of any other jurisdiction for amending the Registration Statement, for amending or supplementing the Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus or for additional information.  The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if any such stop order or suspension is issued, to obtain the withdrawal thereof as promptly as possible.

(d)           If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Representatives so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(e)           The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of each of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(f)           If the delivery of a prospectus relating to the Shares is required under the Act at any time prior to the expiration of nine months after the date of the Prospectus and if at such time any events have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any reason it is necessary during such same period to amend or supplement the Prospectus, the Company will promptly notify the Representatives and upon their request (but at the Company’s expense) prepare and file with the Commission an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will furnish without charge to each Underwriter and to any dealer in securities as many copies of such amended or supplemented Prospectus as the Representatives may from time to time reasonably request.

(g)           The Company promptly from time to time will take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as the Representatives may request and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a dealer in securities or to file a general consent to service of process in any jurisdiction.  The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

(h)           Upon request, the Company will promptly provide each of the Representatives, without charge, (i) two manually executed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including all exhibits and all documents or information incorporated by reference therein, (ii) for each other Underwriter, a conformed copy of the Registration Statement as originally filed and of each amendment thereto, without exhibits but including all documents or information incorporated by reference therein and (iii) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request.

(i)           As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement of the Company and its subsidiaries, if any, covering a period of at least 12 months beginning after the effective date of the Registration Statement (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder.  “Availability Date” means the forty-fifth (45th) day after the end of the fourth fiscal quarter following the fiscal quarter in which the Registration Statement went effective, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the ninetieth (90th) day after the end of such fourth fiscal quarter.

(j)           During the period beginning from the date hereof and continuing to and including the date 120 days after the date of the Prospectus, the Company will not, and will use its best efforts to cause each executive officer and director of the Company to deliver to the Representatives an agreement in the form attached hereto, agreeing  not, without the prior written consent of the Representatives, directly or indirectly to (i) offer, sell, contract to sell or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequences of ownership of shares of Common Stock whether any such swap or other agreement is to be settled by delivery of shares of Common Stock, other securities, cash or otherwise; except for the sale of the Shares hereunder, except for the issuance of Common Stock upon the exercise of stock options or warrants or the conversion of convertible securities outstanding on the date of this Agreement or to the extent that such stock options, warrants and convertible securities are disclosed in the Prospectus and except for the grant to employees of stock options to purchase Common Stock which are not exercisable within such 120 days.

(k)           During the period of three years after the effective date of the Registration Statement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, without charge, (i) copies of all reports or other communications (financial or other) furnished to shareholders and (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange.

(l)           Prior to the termination of the underwriting syndicate contemplated by this Agreement,  the Company and its affiliates will not, and the Company shall cause its officers and directors not to, (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company or (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares.

(m)           In case of any event, at any time within the period during which a prospectus is required to be delivered under the Act, as a result of which any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or the Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend any Preliminary Prospectus or the Prospectus to comply with the Act or any applicable securities or blue sky laws, the Company promptly will prepare and file with the Commission, and any applicable state securities commission, an amendment, supplement or document that will correct such statement or omission or effect such compliance and will furnish to the several Underwriters such number of copies of such amendment(s), supplement(s) or document(s) as the Representatives may reasonably request.  For purposes of this subsection (k), the Company will provide such information to the Representatives, the Underwriters’ counsel and counsel to the Company as shall be necessary to enable such persons to consult with the Company with respect to the need to amend or supplement the Registration Statement, any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or the Prospectus or file any document, and shall furnish to the Representatives and the Underwriters’ counsel such further information as each may from time to time reasonably request.

(n)           The Company will use its best efforts to obtain, and thereafter maintain, the qualification or listing of the shares of Common Stock (including, without limitation, the Shares) on the New York Stock Exchange.

(o)           At the request of the Representatives, but not without the Representatives' agreement and the Company’s consent, the Company shall file a Rule 462(b) registration statement with the Commission in compliance with Rule 462(b) of the Act and the Company shall sell any and all such shares registered thereunder to the Underwriters at the Per Share Price and otherwise in accordance  with the terms of this Agreement.

(p)           The Company will use its best efforts to satisfy or cause to be satisfied the conditions to the obligations of the Underwriters in Section 7 hereof.

6.           Expenses and Fees.

(a)           The Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section 10 hereof, including, without limitation, all costs and expenses incident to (i) the printing of and mailing expenses associated with the Registration Statement, any Preliminary Prospectus, any Permitted Free-Writing Prospectus and the Prospectus and any amendments or supplements thereto, this Agreement, the Agreement among Underwriters, the Underwriters’ Questionnaire submitted to each of the Underwriters by the Representatives in connection herewith, the power of attorney executed by each of the Underwriters in favor of Janney Montgomery Scott LLC in connection herewith, the Selected Dealer Agreement and related documents (collectively, the “Underwriting Documents”) and the preliminary Blue Sky memorandum relating to the offering prepared by Malizia Spidi & Fisch, PC, counsel to the Underwriters (collectively with any supplement thereto, the “Preliminary Blue Sky Memorandum”); (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation and, if applicable, filing of the Registration Statement (including all amendments thereto), any Preliminary Prospectus, the Prospectus and any amendments and supplements thereto, the Underwriting Documents and the Preliminary Blue Sky Memorandum; (iii) the delivery of copies of the foregoing documents to the Underwriters; (iv) the filing fees of the Commission, Financial Industry Regulatory Authority, and the New York Stock Exchange relating to the Shares; (v) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent’s and registrar’s fees; (vi) the qualification of the Shares for offering and sale under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters (and local counsel therefor) relating thereto; (vii) any listing of the Shares on the New York Stock Exchange; (viii) any expenses for travel, lodging and meals incurred by the Company and any of its officers, directors and employees in connection with any meetings with prospective investors in the Shares; and (ix) all other costs and expenses reasonably incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 6.

(b)           Except as provided herein, the Representatives and the Underwriters will pay their own expenses, including the fees of their counsel (except as provided in Section 6(a)(vi) hereof), public advertisement of the offering and their own marketing and due diligence expenses. If the Representatives determine not to proceed with the offering due to a material adverse change affecting the condition of the Company or the securities markets in the United States, or the market for bank stocks in particular, or in the event that the Company elects not to proceed with the offering, for any reason, the Company will reimburse Janney Montgomery Scott LLC for its out-of-pocket expenses relating to the offering (including, but not limited to, the fees and disbursements to its counsel) not to exceed $100,000.

7.           Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters hereunder to purchase and pay for the Shares to be delivered at each Time of Delivery shall be subject, in their discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of such Time of Delivery, to the accuracy of the statements of the Company’s officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder, and to the following additional conditions precedent:

(a)           If the registration statement as amended to date has not become effective prior to the execution of this Agreement, such registration statement shall have been declared effective not later than 11:00 a.m., Eastern time, on the date of this Agreement or such later date and/or time as shall have been consented to by the Representatives in writing.  If required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing and in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted, threatened or, to the knowledge of the Company and the Representatives, contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b)           The Representatives shall each have received a copy of an executed lock-up agreement from the Company and each of the Company’s executive officers and directors and certain shareholders of Common Stock, in the form attached hereto as Exhibit A.

(c)           The Representatives shall each have received an opinion, dated such Time of Delivery, of Bond, Schoeneck & King, PLLC, special counsel for the Company, in form and substance satisfactory to the Representatives and their respective counsel, to the effect that:

(i)           The Company is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into this Agreement and perform its obligations hereunder.  The Company is duly qualified to transact business as a foreign corporation in each jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries taken as a whole.  The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

(ii)           Each of the Company’s direct or indirect subsidiaries is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  Each subsidiary is duly qualified to transact business as a foreign corporation in each jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the financial position, results of operations or business of the Company and its direct or indirect subsidiaries taken as a whole.

(iii)           All of the issued shares of capital stock of the Company, including the Shares to be sold by the Company pursuant hereto when delivered against payment therefor as contemplated hereby, have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Common Stock contained in the Prospectus.  None of the issued shares of Common Stock of the Company or, to such counsel’s knowledge, capital stock of the Company’s direct or indirect subsidiaries has been issued or is owned or held in violation of any statutory (or any other) preemptive rights of shareholders, and, to such counsel’s knowledge, no person or entity (including any holder of outstanding shares of Common Stock of the Company or capital stock of its direct or indirect subsidiaries) has any statutory (or any other) preemptive or other rights to subscribe for any of the Shares.

(iv)           All of the issued shares of capital stock of the Bank, has been duly authorized and validly issued, are fully paid and nonassessable, except to the extent such shares may be deemed assessable under 12 U.S.C. Section 55, and, to such counsel’s knowledge, all issued and outstanding shares of the Company’s direct and indirect subsidiaries are owned beneficially by the Company or its direct or indirect subsidiaries (except for the preferred securities of Community Capital Trust II, Community Statutory Trust III, Community Capital Trust IV and CBNA Preferred Funding Corp.), free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders’ agreements, voting agreements, proxies, voting trusts, defects, equities or claims of any nature whatsoever (collectively, “Encumbrances”), including, without limitation, any Encumbrance arising or resulting from any indenture, mortgage, deed of trust, loan agreement, lease or other agreement of or entered into by the Company or its direct or indirect subsidiaries.

(v)           Except as disclosed in the Prospectus, the General Disclosure Package, the Registration Statement and the documents incorporated by reference therein, to such counsel’s  knowledge, there are no outstanding (A) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any direct or indirect subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any of its subsidiaries any such capital stock or any such convertible or exchangeable securities or obligations, other than pursuant to the Company's stock benefit plans, or (C) obligations of the Company or any of its subsidiaries to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(vi)           To such counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or, requiring the Company to include such securities in the securities registered pursuant to the Registration Statement (or any such right has been effectively waived) or requiring the registration of any securities pursuant to any other registration statement filed by the Company under the Act.

(vii)           The sale of the Shares being sold at such Time of Delivery and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or violate any provision of the certificate of incorporation or bylaws or comparable charter documents of the Company or any of its direct or indirect subsidiaries, in each case as amended to date or any existing law, statute, rule or regulation, or, in any material respect, to such counsel’s knowledge, conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its direct or indirect subsidiaries is a party or to which any of their respective properties or assets is subject, or, conflict with or violate any order, judgment or decree known to such counsel, of any court or governmental agency or body having jurisdiction over the Company or any of its direct or indirect subsidiaries or any of their respective properties or assets.

(viii)           No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the sale of the Shares or the consummation of the transactions contemplated by this Agreement, except such as have been or will have been obtained and are or will be in effect, and except the registration of the Shares under the Act, and such as may be required by the New York Stock Exchange or under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters.

(ix)           To such counsel’s knowledge, other than as disclosed in or contemplated by the Prospectus, the General Disclosure Package, the Registration Statement or the documents incorporated therein by reference therein, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or threatened, in which the Company or any of its direct or indirect subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely to the Company or any of its direct or indirect subsidiaries, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its direct or indirect subsidiaries taken as a whole.  To such counsel’s knowledge, neither the Company nor any direct or indirect subsidiary is in violation of, or in default with respect to, any law, statute, rule, regulation, order, judgment or decree, except as described in the Prospectus or such as do not and will not individually or, in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries taken as a whole, and neither the Company nor any direct or indirect subsidiary is required to take any action in order to avoid any such violation or details.

(x)           This Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution by the Representatives of the Underwriters, constitutes the valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors’ rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

(xi)           Neither the Company nor any of its direct or indirect subsidiaries is an “investment company” or a company “controlled” by an investment company as such terms are defined in Sections 3(a) and 2(a)(9), respectively, of the Investment Company Act.

(xii)           The Registration Statement, the General Disclosure Package and the Prospectus and each amendment or supplement thereto (other than the financial statements, the notes and schedules thereto and other financial data included therein, to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the respective rules and regulations thereunder.

(xiii)           The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, based solely on verbal communications with the staff of the Commission, and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and, to such counsel’s knowledge, no proceedings therefor have been initiated or threatened by the Commission.

Such counsel shall also state that they have participated in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of and counsel to the Underwriters at which the contents of the Registration Statement, the General Disclosure Package, the Prospectus and related matters were discussed and, although such counsel has not passed upon or assumed any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, and although such counsel has not undertaken to verify independently the accuracy or completeness of the statements in the Registration Statement, the General Disclosure Package or the Prospectus, no facts have come to such counsel’s attention to lead them to believe that the Registration Statement, or any further amendment thereto made prior to such Time of Delivery, on its effective date and as of such Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, or that the Prospectus, or any amendment or supplement thereto made prior to such Time of Delivery, as of its issue date and as of such Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements, the notes and schedules thereto and other financial data contained in the Registration Statement, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).

In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of officers of the Company, public officials and letters from officials of the New York Stock Exchange.  Copies of such certificates of officers of the Company and other opinions shall be addressed and furnished to the Underwriters and furnished to counsel for the Underwriters.

(d)           Malizia Spidi & Fisch, PC, counsel for the Underwriters, shall have furnished to each of the Representatives such opinion or opinions, dated such Time of Delivery, with respect to such matters as the Representatives may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)           The Representatives shall each have received from Pricewaterhouse Coopers LLP, in form and substance satisfactory to the Representatives, letters dated as of the date hereof, the date of delivery of the Firm Shares and the date(s) of delivery of any Optional Shares, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus; provided that the letter dated as of the date of delivery of the Firm Shares shall use a “cut-off date” not earlier than the date hereof.

(f)           Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, neither the Company nor any of its direct or indirect subsidiaries shall have sustained any material adverse change, or any development involving a prospective material adverse change (including, without limitation, a change in management or control of the Company), in or affecting the position (financial or otherwise), results of operations, net worth or business prospects of the Company and its direct or indirect subsidiaries, otherwise than as disclosed in or contemplated by the Prospectus, the effect of which, in either such case, in the Representatives’ reasonable judgment makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

(g)           Subsequent to the date hereof, there shall not have occurred any of the following:  (i) any suspension or limitation in trading in securities generally on any national securities exchange or any setting of minimum prices for trading on any national securities exchange, or in the Common Stock of the Company by the Commission, any national securities exchange or the Nasdaq Stock Market; (ii) a moratorium on commercial banking activities in New York declared by either federal or state authorities; or (iii) any outbreak or escalation of hostilities involving the United States, declaration by the United States of a national emergency or war or any other national or international calamity or emergency if the effect of any such event specified in this clause (iii) in the Representatives’ reasonable judgment makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

(h)           The Company shall have furnished to the Representatives at such Time of Delivery certificates of the chief executive officer or an executive vice president and the chief financial officer of the Company satisfactory to the Representatives, as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery with the same effect as if made at such Time of Delivery, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Representatives may reasonably request, and the Company shall have furnished or caused to be furnished certificates of such officers as to such matters as the Representatives may reasonably request.

(i)           The representations and warranties of the Company in this Agreement and in the certificates delivered by the Company pursuant to this Agreement shall be true and correct in all material respects when made and on and as of each Time of Delivery as if made at such time, and the Company shall have performed in all material respects all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by the Company at or before such Time of Delivery.

                (j)           The Shares shall have been approved for listing on the New York Stock Exchange.

8.           Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages, liabilities or expenses (including costs of settlement), joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon:  (i) any untrue statement or alleged untrue statement made by the Company in Section 1 of this Agreement; (ii) any untrue statement or alleged untrue statement of any  material fact contained in (A) the Registration Statement or any amendment thereto, the General Disclosure Package, any Preliminary Prospectus, the Prospectus or any Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package or any amendment or supplement thereto, or (B) any application or other document, or amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission, the Financial Industry Regulatory Authority or any securities association or securities exchange (each an “Application”); or (iii) the omission of or alleged omission to state in the Registration Statement or any amendment thereto, the General Disclosure Package, any Preliminary Prospectus, the Prospectus or any Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or any Application of a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, the General Disclosure Package, any Preliminary Prospectus, the Prospectus or any Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein (which information is solely as set forth in Section 1(c) hereof).  The Company will not, without the prior written consent of the Representatives of the Underwriters, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not any Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

(b)           The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (“Underwriter Entities”), against any and all losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim): caused by the failure of any Participant to pay for and accept delivery of the Shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; provided that the Company shall not be responsible under this subsection 8(b) for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Underwriter Entities.

(c)           Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, the General Disclosure Package, any Preliminary Prospectus, the Prospectus or any Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or any Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein (which information is solely as set forth in Section 1(c) hereof); and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

(d)           Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection (a), (b) or (c).  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party.  After such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof.  Nothing in this Section 8(d) shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party.

(e)           If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the aggregate fees actually paid to the Underwriter under or pursuant to this Agreement by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                (f)           The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and employee of the Underwriters and to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

9.           Default of Underwriters.

(a)           If any Underwriter defaults in its obligation to purchase Shares at a Time of Delivery, the Representatives may in their discretion arrange for the Underwriters or another party or other parties to purchase such Shares on the terms contained herein within thirty-six (36) hours after such default by any Underwriter.  In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Shares, the Representatives shall have the right to postpone a Time of Delivery for a period of not more than seven (7) days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus that in the Representatives’ opinion may thereby be made necessary.  The cost of preparing, printing and filing any such amendments shall be paid for by the Underwriters.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives as provided in subsection (a) above, if any, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh (1/11) of the aggregate number of Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

10.           Termination.

(a)           This Agreement may be terminated in the sole discretion of the Representatives by notice to the Company given prior to the First Time of Delivery or any Subsequent Time of Delivery, respectively, in the event that (i) any condition to the obligations of the Underwriters set forth in Section 7 hereof has not been satisfied, or (ii) the Company shall have failed, refused or been unable to deliver the Firm Shares or the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior to such Time of Delivery, in either case other than by reason of a default by any of the Underwriters.  If this Agreement is terminated pursuant to this Section 10(a), the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.  Any termination pursuant to this Section 10(a) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter, except for expenses to be paid by the Company pursuant to Section 6 hereof or reimbursed by the Company pursuant to this Section 10(a) and except as to indemnification and contribution to the extent provided in Section 8 hereof.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters as provided in Section 9(a), the aggregate number of such Shares which remains unpurchased exceeds one-eleventh (1/11) of the aggregate number of Shares to be purchased at such Time of Delivery, then this Agreement (or, with respect to a Subsequent Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.           Survival.  The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person referred to in Section 8(f) or the Company, or any officer or director or controlling person of the Company referred to in Section 8(f), and shall survive delivery of and payment for the Shares.  The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

12.           Notices.  All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be sufficient in all respects if mailed, delivered or telegraphed and confirmed in writing to the Representatives c/o Janney Montgomery Scott LLC, 1801 Market Street, Philadelphia, Pennsylvania 19103, Attention: Edward J. Losty, Managing Director (with a copy to Malizia Spidi & Fisch, PC, 901 New York Avenue, N.W., Suite 210 East, Washington, D.C. 20001, Attention:  John J. Spidi, Esq.); if to the Company, shall be sufficient in all respects if mailed, delivered or telegraphed and confirmed in writing to Community Bank System, Inc., 5790 Widewaters Parkway, De Witt, New York 13214, Attention: Mark E. Tryniski, President and Chief Executive Officer (with a copy to Bond, Schoeneck & King, PLLC, One Lincoln Center, Syracuse, New York 13202, Attention:  Ronald C. Berger, Esq.).

13.    Binding Effect.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 11 hereof, the officers, directors and employees and controlling persons referred to therein and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.    Partial Unenforceability. If any section, subsection, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, subsection, clause or provision hereof.

15.    Entire Agreement. This Agreement embodies the entire agreement among the parties hereto with respect to the transactions contemplated herein, and other than the Letter of Intent between the Company and the Representative, there have not been and are no agreements among the parties with respect to such transactions other than as set forth or provided for herein.

16.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any provisions regarding conflicts of laws.

17.           Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us one of the counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter will constitute a binding agreement among the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in the Agreement among Underwriters, a copy of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                Very truly yours,

                COMMUNITY BANK SYSTEM, INC.

                By:
                Name:                      Mark E. Tryniski
                Title:                      President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first written above.

JANNEY MONTGOMERY SCOTT LLC	RAYMOND JAMES & ASSOCIATES, INC.

By:	By:
        Name:                                                                           Name:
        Title:                                                                             Title:

On behalf of each of the	On behalf of each of the
Underwriters	Underwriters

FTN MIDWEST SECURITIES CORP.

By:
        Name:
        Title:

On behalf of each of the
Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Janney Montgomery Scott LLC
Raymond James & Associates, Inc.
FTN Midwest Securities Corp.

Total	1,700,000	255,000

                          1

SCHEDULE II

Issuer-Represented Free Writing Prospectuses

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

COMMUNITY BANK SYSTEM, INC.

____________ __, 2001

JANNEY MONTGOMERY SCOTT LLC
RAYMOND JAMES & ASSOCIATES, INC.
FTN MIDWEST SECURITIES CORP.
as Representatives (the “Representatives”)
   of the Several Underwriters
Named in Schedule I hereto
c/o Janney Montgomery Scott LLC
1801 Market Street
Philadelphia, Pennsylvania 19103

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several underwriters (the “Underwriters”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Community Bank System, Inc. (the “Company”) providing for the public offering (the “Public Offering”) by the Underwriters, including yourself, of common stock of the Company (the “Common Stock”) pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”).

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for a period of 120 days after the effective date of the Registration Statement (the “Lock-Up Period”), not to sell, offer to sell, solicit an offer to buy, contract to sell, encumber, distribute, pledge, grant any option for the sale of, or otherwise transfer or dispose of, directly or indirectly, in one or a series of transactions (collectively, a “Disposition”), any shares of Common Stock or any securities convertible or exercisable into or exchangeable for shares of Common Stock (collectively, “Securities”), now owned or hereafter acquired by the undersigned or with respect to which the undersigned has acquired or hereafter acquires the power of disposition, without the prior written consent of the Representatives.  Prior to the expiration of the Lock-Up Period, the undersigned agrees that it will not announce or disclose any intention to do anything after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from doing during the Lock-Up Period.  In addition, for the benefit of the Company and the Underwriters, the undersigned hereby (i) waives any right it may have to cause the Company to register pursuant to the Securities Act of 1933, as amended, shares of Common Stock now owned or hereafter acquired or received by the undersigned as a result of the Public Offering and (ii) during the Lock-Up Period, agrees not to exercise any such registration rights and further agrees that the Company shall not be obligated to register any shares in violation of the Underwriting Agreement.

The undersigned acknowledges and agrees that the restrictions above are expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities (or the economic equivalent thereof) during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities.

The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the Securities held by the undersigned except in compliance with the Lock-Up Agreement.

It is understood that, if the Underwriting Agreement is not executed, or if the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Common Stock the subject thereof, this Lock-Up Agreement shall automatically terminate and be of no further force or effect.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without giving effect to its conflict of laws provisions).

Very truly yours,

Name: